As filed with the Securities and Exchange Commission on November 28, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State of Incorporation)	(I.R.S. Employer Identification No.)

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Address of principal executive offices)

Myogen, Inc. 2003 Equity Incentive Plan

(Full title of the plans)

John F. Milligan

Executive Vice President and Chief Financial Officer

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Valerie H. Diamond, Esq.

Baker & McKenzie LLP

Two Embarcadero Center, Suite 2400

San Francisco, CA 941111

(650) 576-3000

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock options and common stock, par value $0.001 per share to be issued under the Myogen, Inc. 2003 Equity Incentive Plan	2,927,473 shares	(3)	$22.5707	$66,075,114.84	$7,070.37

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Registrant’s common stock which become issuable under the Myogen, Inc. 2003 Equity Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share and proposed maximum aggregate offering price have been computed based upon the weighted average exercise price for shares of common stock subject to outstanding options granted pursuant to the Myogen, Inc. 2003 Equity Incentive Plan.
(3)	Represents shares subject to issuance upon exercise of stock options outstanding under the Myogen, Inc. 2003 Equity Incentive Plan and assumed by the Registrant on November 14, 2006 pursuant to the Agreement and Plan of Merger by and among the Registrant, a wholly owned subsidiary of the Registrant and Myogen, Inc.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified in Rule 428(b)(1) under the Securities Act and are not required to be filed as part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Gilead Sciences, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 3, 2006.

(b ) (1) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 3, 2006, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 4, 2006 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 6, 2006.

(b) (2) The Company’s Current Reports on Form 8-K filed with the SEC on January 31, 2006 (as amended on Form 8-K/A filed with the SEC on February 22, 2006), February 7, 2006, April 18, 2006 (disclosing information under Items 8.01 and 9.01 of Form 8-K), April 20, 2006, April 25, 2006, May 11, 2006, June 7, 2006, July 20, 2006 (disclosing information under Item 1.01 of Form 8-K), August 4, 2006, August 31, 2006, October 3, 2006, October 5, 2006 and November 17, 2006.

(c) The description of the Company’s common stock which is contained in a registration statement on Form 8-A filed December 22, 1992 (File No. 000-24821), under the Exchange Act of 1934, as amended (the “Exchange Act”), together with Amendment No. 1 on Form 8-A/A (File No. 000-19731) filed under the Exchange Act on October 31, 2003, and including any amendment or report filed for the purpose of updating such description. The description of the Company’s preferred share purchase rights contained in a registration statement on Form 8-A/A (File No. 000-19731) filed under the Exchange Act on October 31, 2003.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Company’s restated certificate of incorporation, as amended provides that a director will not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty to the Company or its stockholders;

•	For acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	For unlawful payments of dividends, stock purchases or redemptions prohibited by Delaware corporate law; or

•	For any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law (“Delaware Law”) is amended in the future to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by that amended law.

The Company’s bylaws, as amended and restated, provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law.

Section 145(a) of the Delaware Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 145(e) of the Delaware Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the Delaware Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company has entered into indemnification agreements with substantially all of the Company’s officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibit Index

Exhibit Number	Description
4.1 (1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2 (2)	Bylaws of the Registrant, as amended and restated March 30, 1999

4.3 (3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, as amended

4.4 (4)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

4.5 (4)	Certificate of Amendment to Certificate of Designation of the Registrant

4.6 (5)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC

4.7 (6)	First Amendment to Amended and Restated Rights Agreement dated as of October 29, 2003 between the Registrant and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, LLC)

4.8 (7)	Second Amendment to Amended and Restated Rights Agreement dated as of May 11, 2006 between the Registrant and Mellon Investor Services, LLC

4.9 (8)	Indenture related to the Convertible Senior Notes, due 2010, dated as of April 25, 2006, between Gilead Sciences, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 0.50% Convertible Senior Note due 2010)

4.10 (8)	Indenture related to the Convertible Senior Notes, due 2013, dated as of April 25, 2006, between Gilead Sciences, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 0.625% Convertible Senior Note due 2013)

4.11 (8)	Registration Rights Agreement, dated as of April 25, 2006, by and among Gilead Sciences, Inc. and Merrill Lynch Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co. Inc.

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1	Myogen, Inc. 2003 Equity Incentive Plan

99.2	Form of Myogen, Inc. 2003 Equity Incentive Plan Stock Option Agreement

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-117420), filed on July 19, 2004, and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on November 21, 1994 and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006 and incorporated herein by reference.
(5)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on October 31, 2003, and incorporated herein by reference.
(7)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-135412), filed with the SEC on June 28, 2006, and incorporated herein by reference.
(8)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on April 25, 2006, and incorporated herein by reference.

Item 9. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii ) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on November 28, 2006.

GILEAD SCIENCES , INC .

By:	/s/ John F. Milligan
John F. Milligan, Ph.D.
Executive Vice President, Chief Financial Officer

SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. Milligan, Ph.D. and Gregg H. Alton, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. Martin John C. Martin	President and Chief Executive Officer, Director (Principal Executive Officer)	November 28, 2006

/s/ John F. Milligan John F. Milligan	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	November 28, 2006

/s/ James M. Denny James M. Denny	Chairman of the Board of Directors	November 28, 2006

/s/ Paul Berg Paul Berg	Director	November 28, 2006

/s/ John F. Cogan John F. Cogan	Director	November 28, 2006

/s/ Etienne F. Davignon Etienne F. Davignon	Director	November 28, 2006

/s/ John W. Madigan John W. Madigan	Director	November 28, 2006

/s/ Gordon E. Moore Gordon E. Moore	Director	November 28, 2006

/s/ Nicholas G. Moore Nicholas G. Moore	Director	November 28, 2006

/s/ Gayle E. Wilson Gayle E. Wilson	Director	November 28, 2006

SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2 (2)	Bylaws of the Registrant, as amended and restated March 30, 1999

4.3 (3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, as amended

4.4 (4)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

4.5 (4)	Certificate of Amendment to Certificate of Designation of the Registrant

4.6 (5)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC

4.7 (6)	First Amendment to Amended and Restated Rights Agreement dated as of October 29, 2003 between the Registrant and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, LLC)

4.8 (7)	Second Amendment to Amended and Restated Rights Agreement dated as of May 11, 2006 between the Registrant and Mellon Investor Services, LLC

4.9 (8)	Indenture related to the Convertible Senior Notes, due 2010, dated as of April 25, 2006, between Gilead Sciences, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 0.50% Convertible Senior Note due 2010)

4.10 (8)	Indenture related to the Convertible Senior Notes, due 2013, dated as of April 25, 2006, between Gilead Sciences, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 0.625% Convertible Senior Note due 2013)

4.11 (8)	Registration Rights Agreement, dated as of April 25, 2006, by and among Gilead Sciences, Inc. and Merrill Lynch Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co. Inc.

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1	Myogen, Inc. 2003 Equity Incentive Plan

99.2	Myogen, Inc. 2003 Equity Incentive Plan Stock Option Agreement

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-117420), filed on July 19, 2004, and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.
(3)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on November 21, 1994 and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2006 and incorporated herein by reference.
(5)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on October 31, 2003, and incorporated herein by reference.
(7)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-135412), filed with the SEC on June 28, 2006, and incorporated herein by reference.
(8)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on April 25, 2006, and incorporated herein by reference.